Exhibit 1.1

EXECUTION VERSION

Lockheed Martin Corporation

1.85% Notes due 2018

2.50% Notes due 2020

3.10% Notes due 2023

3.55% Notes due 2026

4.50% Notes due 2036

4.70% Notes due 2046

Underwriting Agreement

November 16, 2015

Citigroup Global Markets Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

    As representatives of the several Underwriters

    named in Schedule I hereto,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Lockheed Martin Corporation, a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”) an aggregate of $750,000,000 principal amount of 1.85% Notes due 2018 of the Company (the “2018 Notes”), an aggregate of $1,250,000,000 principal amount of 2.50% Notes due 2020 of the Company (the “2020 Notes”), an aggregate of $500,000,000 principal amount of 3.10% Notes due 2023 of the Company (the “2023 Notes”), an aggregate of $2,000,000,000 principal amount of 3.55% Notes due 2026 of the Company (the “2026 Notes”), an aggregate of $500,000,000 principal amount of 4.50% Notes due 2036 of the Company (the “2036 Notes”) and an aggregate of $2,000,000,000 principal amount of 4.70% Notes due 2046 of the Company (the “2046 Notes”) (collectively, the “Securities”).

The Company expects to use the net proceeds from the offering of the Securities to repay borrowings incurred to finance a portion of the purchase price for the Acquisition (as defined below) as described under the caption “Use of Proceeds” in the Pricing Prospectus (as defined below). As described in the Pricing Prospectus, the Company entered into a Stock Purchase Agreement, dated as of July 19, 2015, among United Technologies Corporation, the other sellers party thereto (collectively, the “Sellers”) and the Company pursuant to which the Company has purchased from the Sellers all of the issued and outstanding equity of Sikorsky Aircraft Corporation and certain affiliated entities (the “Acquisition”).

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-197577) in respect of the Securities has been filed by the Company with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, has been threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act together with the Basic Prospectus is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding the Statement of Eligibility and Qualification under the Trust Indenture Act (the “Form T-1”) and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration

Statement or such prospectus; any reference herein to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 5:45 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet in the form attached as Schedule III hereto and to be filed pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing

Disclosure Package or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations of the Commission thereunder, and when read together with other information in the Registration Statement, the Pricing Prospectus and the Prospectus, at the respective times they became effective or were filed with the Commission, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date and as of the Time of Delivery as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein or (ii) any statements in or omissions from the part of the Registration Statement that shall constitute the Form T-1 of the Trustee under the Indenture (as defined below);

(f) (i) The Company and its subsidiaries taken as a whole have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with their business from fire, explosion, flood or other calamity or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and (ii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus and (iii) since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus;

(h) The Securities have been duly authorized and, when issued pursuant to the Indenture and delivered pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture dated as of September 6, 2011 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), under which they are to be issued; the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors and to the effect of general principles of equity;

(i) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach of, or constitute a default under, any of the terms or provisions of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the

Company or any of its subsidiaries is a party or is bound, (ii) will not result in any violation of the provisions of the Charter or Bylaws of the Company or (iii) will not result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (i) and (iii) where the effect of such conflict, breach or default would not be material to the Company and its subsidiaries taken as a whole and would not adversely affect the consummation of the transactions contemplated thereby; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except for those that have been obtained or that may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(j) The Company is not in violation of its Charter or Bylaws or in breach of any terms of, or in default under, any agreement or undertaking of the Company in any such case in which the violation, breach or default would have a material adverse effect on the Company and its subsidiaries taken as a whole;

(k) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which reasonably could be expected individually, or in the aggregate, to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

(l) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees,

severally and not jointly, to purchase from the Company, the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule I hereto at a purchase price of 99.579% of the principal amount of 2018 Notes, 99.291% of the principal amount of 2020 Notes, 98.961% of the principal amount of 2023 Notes, 98.778% of the principal amount of 2026 Notes, 97.374% of the principal amount of 2036 Notes and 97.644% of the principal amount of 2046 Notes, plus in each case accrued interest from November 23, 2015 to the Time of Delivery.

3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Prospectus. The Underwriters shall give notice to the Company when all the Securities are sold for purposes of Section 5(c).

4. (a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form that will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in Federal (same day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on November 23, 2015 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(j) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you in your reasonable judgment promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file the term sheet attached hereto as Schedule III pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act in connection with the offering or sale of the Securities; to advise you during the period the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required under the Act in connection with the offering or sale of the Securities, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use all reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you in your reasonable judgment promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be obligated to subject itself to taxation or to qualify to do business in any jurisdiction where it is not now so qualified or be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) During the period beginning from the date hereof and continuing to and including the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company that are substantially similar to the Securities, without the prior written consent of the Representatives;

(g) To make generally available to its securityholders as soon as practicable an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(h) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act; and

(i) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”.

6. (a) (i) The Company represents and agrees that, other than the final term sheet in the form attached as Schedule III hereto and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than one or more term sheets relating to the Securities, containing certain information contemplated by the final term sheet in the form attached as Schedule III hereto and related customary marketing information (which marketing information shall have been agreed to by the Company), and conveyed to purchasers of Securities in an electronic format customary in the industry, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives (other than the final term sheet in the form attached as Schedule III hereto filed pursuant to Section 5(a) hereof) is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the final term sheet contemplated by Section 5(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated the Time of Delivery, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Hogan Lovells US LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Annex I hereto.

(d) In-house counsel to the Company shall have furnished to you its written opinion, dated the Time of Delivery, in form and substance reasonably satisfactory to you, to the effect set forth in Annex II hereto.

(e) On the date of the Prospectus and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Pricing Prospectus and the Prospectus;

(f) On the date of the Prospectus and also at the Time of Delivery, the Company shall have furnished to you a certificate, dated the respective dates of delivery thereof, of Brian P. Colan, Vice President and Controller of the Company, in form and substance reasonably satisfactory to you, to the effect set forth in Annex III hereto;

(g) (i) The Company and its subsidiaries taken as a whole shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or material interference with their business from fire, explosion, flood or other calamity or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material adverse change in the capital stock or long-term debt of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus or in connection with the adoption or effectiveness of new accounting standards and (iii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material adverse change in the general affairs, management, financial position or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clauses (i), (ii) or (iii), in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated in this Agreement and in the Prospectus;

(h) On or after the Applicable Time, no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission under Section 3(a)(62) of the Exchange Act;

(i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clauses (i) through (v) in your judgment makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(j) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such time, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.

9. (a) The Company agrees to indemnify and hold harmless each Underwriter against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, provided that legal expenses relate to counsel acceptable to the Company), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise solely out of or are based solely upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as any such untrue statement or omission or alleged untrue statement or omission was made in (i) the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter of Securities expressly for use therein or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualifications on Form T-1 of the Trustee

under the Trust Indenture Act, except statements or omissions in such Form T-1 made in reliance upon information furnished in writing to the Trustee by or on behalf of the Company for use therein.

(b) Each Underwriter agrees to indemnify and hold harmless the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise solely out of or are based solely upon any untrue statement or omission or alleged untrue statement or omission that was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter of Securities expressly for use therein; provided, however, that the obligation of each such Underwriter to indemnify the Company hereunder shall be limited to the total price at which the Securities purchased by such Underwriter hereunder were offered to the public.

(c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action, suit or proceeding against any such party in respect of which a claim is to be made against an indemnifying party under this Section 9, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under Section 9(a) or 9(b), as applicable (it being understood that the omission so to notify such indemnifying party shall relieve it from any liability it may have to any indemnified party under Section 9(a) or 9(b); provided, however, that timely notice hereunder to the Representatives made pursuant to Section 13 hereof shall be deemed timely notice to any Underwriter that is an indemnifying party). In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, such indemnifying party or parties shall be entitled to participate in, and, to the extent that it or they shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party or parties to such indemnified party of its or their election so to assume the defense thereof, the indemnifying party or parties shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying party or parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party or parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party), or (iii)

the indemnifying party or parties shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party or parties. In the event that the indemnified party retains separate counsel pursuant to clause (i), (ii), or (iii) of the previous sentence, such counsel shall be reasonably acceptable to the indemnifying party. Any indemnifying party shall not be liable for any settlement of any action or claim effected without its written consent.

(d) If the indemnification provided for in this Section 9 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein (other than because such indemnification, by its terms, does not apply), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage or liability (or actions in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase any Securities that it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to prepare and file promptly any amendments or supplements to the Registration Statement or the Prospectus that in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate principal amount of Securities that remains unpurchased exceeds one-tenth of the aggregate principal amount of the Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(d) For purposes of this Section 10, the 2018 Notes, the 2020 Notes, the 2023 Notes, the 2026 Notes, the 2036 Notes and the 2046 Notes shall be treated as six separate series of Securities, and Section 10 shall apply to each series as if this Agreement applied solely to such series.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the representatives in care of Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013; Attention: General Counsel, fax: (646) 291-1469; Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198; Attention: Registration Department; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, fax: (212) 834-6081; Attention: Investment Grade Syndicate Desk; and Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, fax: (212) 507-8999 Attention: Investment Banking Division; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Vice President and Treasurer (with a copy, which shall not constitute notice, to the Senior Vice President and General Counsel); provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

19. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

LOCKHEED MARTIN CORPORATION

By:	/s/ Kenneth R. Possenriede
Name: Kenneth R. Possenriede
Title: Vice President and Treasurer

Accepted as of the date hereof:

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner

Name: Adam D. Bordner
Title: Vice President

Goldman, Sachs & Co.

By:	/s/ Matthew D. Leavitt

Name: Matthew D. Leavitt
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi

Name: Robert Bottamedi
Title: Vice President

Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz

Name: Yurij Slyz
Title: Executive Director

On behalf of each of the Underwriters listed in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of 2018 Notes to be Purchased	Principal Amount of 2020 Notes to be Purchased	Principal Amount of 2023 Notes to be Purchased	Principal Amount of 2026 Notes to be Purchased	Principal Amount of 2036 Notes to be Purchased	Principal Amount of 2046 Notes to be Purchased
Citigroup Global Markets Inc.	$112,500,000	$187,500,000	$75,000,000	$300,000,000	$75,000,000	$300,000,000
Goldman, Sachs & Co.	$93,750,000	$156,250,000	$62,500,000	$250,000,000	$62,500,000	$250,000,000
J.P. Morgan Securities LLC	$93,750,000	$156,250,000	$62,500,000	$250,000,000	$62,500,000	$250,000,000
Morgan Stanley & Co. LLC	$93,750,000	$156,250,000	$62,500,000	$250,000,000	$62,500,000	$250,000,000
Credit Agricole Securities (USA) Inc.	$56,250,000	$93,750,000	$37,500,000	$150,000,000	$37,500,000	$150,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$56,250,000	$93,750,000	$37,500,000	$150,000,000	$37,500,000	$150,000,000
Mizuho Securities USA Inc.	$56,250,000	$93,750,000	$37,500,000	$150,000,000	$37,500,000	$150,000,000
Wells Fargo Securities, LLC	$56,250,000	$93,750,000	$37,500,000	$150,000,000	$37,500,000	$150,000,000
Lloyds Securities Inc.	$24,375,000	$40,625,000	$16,250,000	$65,000,000	$16,250,000	$65,000,000
U.S. Bancorp Investments, Inc.	$24,375,000	$40,625,000	$16,250,000	$65,000,000	$16,250,000	$65,000,000
ANZ Securities, Inc.	$11,250,000	$18,750,000	$7,500,000	$30,000,000	$7,500,000	$30,000,000
Barclays Capital Inc.	$11,250,000	$18,750,000	$7,500,000	$30,000,000	$7,500,000	$30,000,000
RBC Capital Markets, LLC	$11,250,000	$18,750,000	$7,500,000	$30,000,000	$7,500,000	$30,000,000
SMBC Nikko Securities America, Inc.	$11,250,000	$18,750,000	$7,500,000	$30,000,000	$7,500,000	$30,000,000
TD Securities (USA) LLC	$11,250,000	$18,750,000	$7,500,000	$30,000,000	$7,500,000	$30,000,000
UniCredit Capital Markets LLC	$11,250,000	$18,750,000	$7,500,000	$30,000,000	$7,500,000	$30,000,000
Academy Securities, Inc.	$1,875,000	$3,125,000	$1,250,000	$5,000,000	$1,250,000	$5,000,000
Blaylock Beal Van, LLC	$1,875,000	$3,125,000	$1,250,000	$5,000,000	$1,250,000	$5,000,000
C.L. King & Associates, Inc.	$1,875,000	$3,125,000	$1,250,000	$5,000,000	$1,250,000	$5,000,000
Drexel Hamilton, LLC	$1,875,000	$3,125,000	$1,250,000	$5,000,000	$1,250,000	$5,000,000
Mischler Financial Group, Inc.	$1,875,000	$3,125,000	$1,250,000	$5,000,000	$1,250,000	$5,000,000

S1-1

Samuel A. Ramirez & Company, Inc.	$1,875,000	$3,125,000	$1,250,000	$5,000,000	$1,250,000	$5,000,000
Siebert Brandford Shank & Co., L.L.C.	$1,875,000	$3,125,000	$1,250,000	$5,000,000	$1,250,000	$5,000,000
The Williams Capital Group, L.P.	$1,875,000	$3,125,000	$1,250,000	$5,000,000	$1,250,000	$5,000,000
Total	$750,000,000	$1,250,000,000	$500,000,000	$2,000,000,000	$500,000,000	$2,000,000,000

S1-2

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow dated November 16, 2015.

(b) Additional Documents Incorporated by Reference:

None.

S2-1

SCHEDULE III

Lockheed Martin Corporation

Pricing Term Sheet

November 16, 2015

	1.85% Notes due 2018	2.50% Notes due 2020	3.10% Notes due 2023	3.55% Notes due 2026	4.50% Notes due 2036	4.70% Notes due 2046

Issuer:	Lockheed Martin Corporation	Lockheed Martin Corporation	Lockheed Martin Corporation	Lockheed Martin Corporation	Lockheed Martin Corporation	Lockheed Martin Corporation

Security Type:	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured	Senior Unsecured

Trade Date:	November 16, 2015	November 16, 2015	November 16, 2015	November 16, 2015	November 16, 2015	November 16, 2015

Settlement Date (T+5)**:	November 23, 2015	November 23, 2015	November 23, 2015	November 23, 2015	November 23, 2015	November 23, 2015

Interest Payment Dates:	May 23 and November 23, beginning on May 23, 2016	May 23 and November 23, beginning on May 23, 2016	January 15 and July 15, beginning on July 15, 2016	January 15 and July 15, beginning on July 15, 2016	May 15 and November 15, beginning on May 15, 2016	May 15 and November 15, beginning on May 15, 2016

Expected Ratings*:	[Intentionally Omitted]	[Intentionally Omitted]	[Intentionally Omitted]	[Intentionally Omitted]	[Intentionally Omitted]	[Intentionally Omitted]

Size:	$750,000,000	$1,250,000,000	$500,000,000	$2,000,000,000	$500,000,000	$2,000,000,000

Maturity:	November 23, 2018	November 23, 2020	January 15, 2023	January 15, 2026	May 15, 2036	May 15, 2046

Coupon:	1.85% per annum, accruing from November 23, 2015	2.50% per annum, accruing from November 23, 2015	3.10% per annum, accruing from November 23, 2015	3.55% per annum, accruing from November 23, 2015	4.50% per annum, accruing from November 23, 2015	4.70% per annum, accruing from November 23, 2015

Price to Public:	99.829% of face amount, plus accrued interest, if any, from November 23, 2015	99.641% of face amount, plus accrued interest, if any, from November 23, 2015	99.361% of face amount, plus accrued interest, if any, from November 23, 2015	99.228% of face amount, plus accrued interest, if any, from November 23, 2015	98.124% of face amount, plus accrued interest, if any, from November 23, 2015	98.519% of face amount, plus accrued interest, if any, from November 23, 2015

Yield to Maturity:	1.909%	2.577%	3.200%	3.641%	4.643%	4.793%

Spread to Benchmark Treasury:	+72 basis points	+92 basis points	+117 basis points	+137 basis points	+157 basis points	+172 basis points

Benchmark Treasury:	1.250% due November 15, 2018	1.375% due October 31, 2020	1.875% due October 31, 2022	2.250% due November 15, 2025	2.875% due August 15, 2045	2.875% due August 15, 2045

Benchmark Treasury Price and Yield:	100-05 3⁄4 / 1.189%	98-21 1⁄4 / 1.657%	99-00 / 2.030%	99-26 / 2.271%	96-05 / 3.073%	96-05 / 3.073%

S3-1

Optional Redemption:	Callable at any time at the greater of (a) 100% of the principal amount and (b) the make- whole price of T+15 basis points	Prior to
October 23,
2020 (one
month prior to
the maturity
date), callable
at the greater of
(a) 100% of the
principal
amount and (b)
the make-whole
price of T+15
basis points

Callable at par
on or after
October 23,
2020

Prior to
November 15,
2022 (two
months prior to
the maturity
date), callable at
the greater of
(a) 100% of the
principal
amount and (b)
the make-whole
price of T+20
basis points

Callable at par
on or after
November 15,
2022

Prior to
October 15,
2025 (three
months prior to
the maturity
date), callable at
the greater of
(a) 100% of the
principal
amount and (b)
the make-whole
price of T+20
basis points

Callable at par
on or after
October 15,
2025

Prior to
November 15,
2035 (six
months prior to
the maturity
date), callable at
the greater of
(a) 100% of the
principal
amount and (b)
the make-whole
price of T+25
basis points

Callable at par
on or after
November 15,
2035

Prior to
November 15,
2045 (six
months prior to
the maturity
date), callable
at the greater of
(a) 100% of the
principal
amount and (b)
the make-whole
price of T+30
basis points

Callable at par
on or after
November 15,
2045

CUSIP #:	539830 BJ7	539830 BF5	539830 BG3	539830 BH1	539830 BK4	539830 BL2

ISIN #:	US539830BJ76	US539830BF54	US539830BG38	US539830BH11	US539830BK40	US539830BL23

Joint Book-Running Managers:	Citigroup Global Markets Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Credit Agricole Securities (USA) Inc.

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Mizuho Securities USA Inc.

Wells Fargo Securities, LLC

Joint Lead Managers:	Lloyds Securities Inc. U.S. Bancorp Investments, Inc.

Senior Co-Managers:	ANZ Securities, Inc. Barclays Capital Inc. RBC Capital Markets, LLC SMBC Nikko Securities America, Inc. TD Securities (USA) LLC UniCredit Capital Markets LLC

Co-Managers:	Academy Securities, Inc.

Blaylock Beal Van, LLC

C.L. King & Associates, Inc.

Drexel Hamilton, LLC

Mischler Financial Group, Inc.

Samuel A. Ramirez & Company, Inc.

Siebert Brandford Shank & Co., L.L.C.

The Williams Capital Group, L.P.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**	The issuer expects that delivery of the notes will be made to investors on or about November 23, 2015, which will be the fifth business day following the date of this pricing term sheet (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of the prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the notes initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing or the next succeeding business day should consult their advisors.

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The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC that are incorporated by reference in the prospectus for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc., toll free, at 1-800-831-9146, Goldman, Sachs & Co., toll free, at 1-866-471-2526, J.P. Morgan Securities LLC, collect, at 1-212-834-4533 or Morgan Stanley & Co. LLC, toll free at 1-866-718-1649.

This pricing term sheet supplements the preliminary form of prospectus supplement issued by Lockheed Martin Corporation on November 16, 2015 relating to its prospectus dated July 23, 2014.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

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ANNEX I

Form of opinion of Hogan Lovells US LLP, counsel for the Company

1.	The Company is validly existing as a corporation and in good standing, as of the date of the certificate specified in Item 10 of Schedule 1 attached hereto, under the Maryland General Corporation Law. The Company has the corporate power and corporate authority under the Charter and the Maryland General Corporation Law to execute, deliver and perform its obligations under the Underwriting Agreement, the Indenture and the Securities and to own, lease and operate its current properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus.

2.	The Underwriting Agreement has been duly authorized, executed and delivered on behalf of the Company.

3.	The Securities have been duly authorized by the Company, and, when the Securities have been duly executed and authenticated in accordance with the Indenture and delivered against payment of the consideration therefor in accordance with the Underwriting Agreement, each registered holder of a Note will be entitled to the benefits of the Indenture and the Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.	The information contained in the Prospectus under the captions “Description of Debt Securities,” “Description of the Notes,” and “Certain United States Federal Tax Consequences,” to the extent that such information constitutes matters of law or legal conclusions or purports to describe certain provisions of the Underwriting Agreement, the Indenture and the Securities, has been reviewed by us and is correct in all material respects.

6.	The execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Securities, and the performance of the Underwriting Agreement, the Indenture and the Securities by the Company on the date of this opinion, do not (i) violate the Charter or Bylaws of the Company or (ii) violate any provision of applicable internal Maryland law or applicable federal statutes and regulations.

7.

Based solely upon our review of the information regarding the Company provided through the EDGAR System on the Commission’s website, the Registration Statement became effective under the Securities Act, and, to our knowledge, no

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stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for such purpose have been instituted or are threatened by the Commission against the Company.

8.	The Registration Statement and the Prospectus (except for the Statement of Eligibility on Form T-1 and the financial statements and supporting schedules and other financial data included or incorporated therein, or omitted therefrom, as to which we express no opinion), as of their respective effectiveness or issue dates, complied as to form in all material respects with the requirements of the Securities Act.

9.	No approval, authorization, order, registration, qualification or consent of, or filing with, any federal governmental agency or the State Department of Assessments and Taxation of the State of Maryland is required to be obtained or made by the Company under applicable federal statutes and regulations, the Maryland General Corporation Law or applicable internal Maryland law in connection with the execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Securities, and the performance of the Underwriting Agreement, the Indenture and the Securities by the Company on the date of this opinion.

10.	The Indenture has been duly qualified under the Trust Indenture Act.

No facts have come to our attention that cause us to believe that:

(i) the Registration Statement, as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) the Prospectus, as of its date or as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii) the Pricing Disclosure Package, as of 5:45 p.m. (New York City time) on November 16, 2015 (which we have assumed with your permission is a time prior to the time of the first sale of the Securities by any Underwriter), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data derived from such financial

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statements and schedules or from the books and records of the Company or assessments of or reports on the effectiveness of internal control over financial reporting contained or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus.

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ANNEX II

Form of opinion of In-house counsel to the Company

1.	The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business requires such qualification, except where the failure to qualify and be in good standing would not materially and adversely affect the financial condition of the Company and its subsidiaries taken as a whole.

2.	To my knowledge, other than as set forth or incorporated by reference in the Pricing Disclosure Package, there are not any legal or governmental proceedings pending or threatened to which the Company is subject, or of which any property of the Company is subject, that reasonably are expected to have a material adverse effect on the financial position, stockholders equity or results of operations of the Company and its subsidiaries taken as a whole.

3.	Neither the issue and sale of the Securities, the consummation of any other of the transactions contemplated by the Underwriting Agreement and the Indenture, nor the fulfillment of the terms of the Underwriting Agreement and the Indenture, will conflict with, result in a breach of, or constitute a default under the terms of any indenture or other agreement or instrument to which the Company or any of its subsidiaries is a party or is bound, except where the effect of such conflict, breach or default would not be material to the Company and its subsidiaries taken as a whole and would not adversely affect the consummation of the transactions contemplated thereby.

4.	The documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and incorporated by reference into the Pricing Prospectus and the Prospectus, and all documents filed under the Exchange Act and so deemed to be included in the Pricing Prospectus and the Prospectus or any amendment or supplement thereto, (the “Exchange Act Reports”) (other than the financial statements and notes thereto, the financial statements schedules and the other financial data included or incorporated by reference therein, as to which I express no opinion), subject to any amendments or supplements thereto included in the Exchange Act Reports filed before the date of the Underwriting Agreement, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

5.	The execution and delivery by the Company of the Underwriting Agreement, the Indenture and the Securities, and the performance of the Underwriting Agreement, the Indenture and the Securities by the Company on the date of this opinion, do not, to my knowledge, violate any order or regulation applicable to the Company or any of its subsidiaries, of any court, regulatory body, administrative agency, governmental agency or arbitrator having jurisdiction over the Company or any of its subsidiaries.

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ANNEX III

Form of the Certificate of the Vice President and Controller

LOCKHEED MARTIN CORPORATION

CERTIFICATE OF THE VICE PRESIDENT AND CONTROLLER

November [    ], 2015

Reference is hereby made to the Underwriting Agreement, dated November 16, 2015 (the “Underwriting Agreement”), between Lockheed Martin Corporation (the “Company”) and Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”). Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

I oversee the accounting matters of the Company and am familiar with the accounting books and records and internal controls of the Company. To assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, I, Brian P. Colan, in my capacity as Vice President and Controller, do hereby certify pursuant to Section 8(f) of the Underwriting Agreement that after reasonable inquiry and investigation by myself or members of my staff who are responsible for the Company’s accounting matters:

1.	I have reviewed each of the items identified by you in the pages attached hereto as Exhibit A (the “Sikorsky Information”) and incorporated in the Registration Statement[,][and] the Pricing Prospectus [and the Prospectus][1].

2.	The Sikorsky Information is based on the reports filed by United Technologies Corporation with the Commission under the Exchange Act, and nothing has come to my attention nor, to my knowledge, the attention of any other member of the Company’s accounting staff that would cause me to believe that the Sikorsky Information is inaccurate in any material respect.

[1]	References to the Prospectus are to be included only in the certificate that is delivered on the Closing Date. The certificate that is delivered at pricing will only reference the Pricing Prospectus.

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IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.

LOCKHEED MARTIN CORPORATION

By:
Name: Brian P. Colan
Title: Vice President and Controller

[Signature Page to Controller’s Certificate]

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Exhibit A

As excerpted from the Company’s Preliminary Prospectus Supplement dated November 16, 2015:

United Technologies reported in its Annual Report on Form 10-K for the year ended December 31, 2014 that its Sikorsky business segment, which is comprised of the Sikorsky business that we acquired, had net sales of $7.45 billion in 2014. These results included the impact of changes in Sikorsky’s accounting method in 2014 for its contract with the Canadian government for the Cyclone helicopter program as a result of changes in the terms of the contract that were made in 2014 to resolve disputes between the Canadian government and Sikorsky regarding the requirements and performance of the contract. The effects of this change included a one-time increase in net sales of $830 million in 2014. In its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, United Technologies reported that its Sikorsky business segment had net sales of $4.38 billion for the nine months ended September 30, 2015. Sikorsky’s net sales in 2015 have been impacted by weakened demand for helicopters for commercial operations and the timing of the transition of development programs to production. Sikorsky’s commercial helicopter sales are affected by oil and gas industry trends that are outside of its control.

The Sikorsky financial information referenced above is as reported for the Sikorsky business segment by United Technologies in its reports filed with the SEC under the Exchange Act and may not necessarily be indicative of the financial results that we will record for Sikorsky as part of our MST business segment. The net sales of Sikorsky on a stand-alone basis for the year ended December 31, 2014 and the nine months ended September 30, 2015 that we will include in an amendment to our Current Report on Form 8-K related to the closing of the Sikorsky acquisition may differ from the information referenced above.

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